Exhibit 15.2

April 30, 2015

GeoPark Limited
Nuestra Señora de los Ángeles 179
Las Condes, Santiago, Chile

Ladies and Gentlemen:

As an independent petroleum consulting firm, we hereby consent to the incorporation by reference to the DeGolyer and MacNaughton 2014 year-end third-party letter report, dated March 9, 2015, and to our audit letter to Price-Waterhouse & Co. S.R.L., dated March 9, 2015, to be used under certain headings contained in the Annual Report of Geopark Limited on Form 20-F for the year ended December 31, 2014, and specified in our consent letter dated April 30, 2015, to GeoPark Limited,  which is referenced in the previously filed Registration Statement on Form S-8 (File No. 333-201016) under “PART II,” “Item 3. Incorporation of Documents by Reference.”

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

April 30, 2015

GeoPark Limited
Nuestra Señora de los Ángeles 179
Las Condes, Santiago, Chile

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of and information derived from the DeGolyer and MacNaughton 2014 year-end third-party letter report (our “Report”) dated March 9, 2015, regarding our independent estimates of the net proved oil, condensate, and gas reserves, as of December 31, 2014, of certain selected properties in which GeoPark Limited has represented that it owns an interest in Chile, Colombia, Brazil, and Peru, as set forth under the headings “Presentation of Financial and Other Informantion–Oil and gas reserves and prodution information,” “Item 3. Key Information–D. Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects–A. Operating Results,” and “Item 19–Exhibits”, Exhibit no. 99.1 in the Annual Report on Form 20-F of GeoPark Limited (the “Annual Report”).

We confirm that we have read the Annual Report and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from our Report or that are within our knowledge as a result of the services performed by us in connection with the preparation of our Report.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716